UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 30, 2012

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 9, 2012, Roberts Realty Investors, Inc., the registrant, through its operating partnership entered into a sales contract for the sale of its 20.6-acre Peachtree Parkway property to Lennar Multifamily Investors, LLC (“Lennar”), an unrelated third party, for $7,590,000.  The Peachtree Parkway property is zoned for 253 apartment homes.  The purchase price is payable in cash and is not subject to a financing contingency.  Lennar deposited $50,000 with an escrow agent as earnest money.  The closing of the sale was scheduled to occur on January 31, 2013.

Under the sales contract, Lennar had until November 30, 2012 to conduct due diligence concerning the property and make any inspections it elected to do and was required to deposit $250,000 of additional earnest money no later than December 6, 2012 if it elected to move forward with the purchase.  If Lennar elected not to proceed with the transaction by giving notice of that election to us by November 30, 2012, the contract would be terminated, and Lennar’s $50,000 in earnest money would be refunded.

The sales contract was amended on November 30, 2012 and on December 4, 2012 to extend the due diligence period until January 4, 2013, and Lennar is now required to deposit the $250,000 of additional earnest money no later than January 10, 2013 if it elects to move forward with the purchase.  If Lennar elects not to proceed with the transaction by giving notice of that election to us by January 4, 2013, the contract will to be terminated, and Lennar’s $50,000 in earnest money will be refunded.  The closing of the sale is now scheduled to occur on February 7, 2013.

Lennar has not completed its due diligence concerning the property due to delays Lennar encountered during late November.  Therefore, they requested an extension on the terms described above.  In light of the upcoming Christmas and New Year’s holidays, we granted that request.

Note Regarding Forward-looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements relate to our intent, belief, or expectations regarding the sale of our Peachtree Parkway property.  These statements involve risks and uncertainties, including the risks that Lennar may not elect to proceed with the transaction after its due diligence period and that Lennar may elect thereafter not to close the purchase, notwithstanding its earnest money deposit.  These forward-looking statements are not guarantees of future performance.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For more information about other risks and uncertainties we face, please see the section in our most recent annual report on Form 10-K and quarterly report on Form 10-Q entitled “Risk Factors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: December 5, 2012	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer